Exhibit 4.6

FORM OF REGISTRATION RIGHTS AGREEMENT

by and among

TURNING POINT BRANDS, INC.

and the STOCKHOLDERS named herein

_________________________________

Dated:             , 2015

_________________________________

TABLE OF CONTENTS

Page

1.(a)	Definitions		1
	(b)	Interpretation	6

2.	General; Securities Subject to this Agreement		7
	(a)	Grant of Rights	7
	(b)	Registrable Securities	7
	(c)	Holders of Registrable Securities	7
	(d)	Transfer of Registration Rights	8

3.	Demand Registration		9
	(a)	Request for Demand Registration	9
	(b)	Incidental or “Piggy-Back” Rights with Respect to a Demand Registration	9
	(c)	Effective Demand Registration	10
	(d)	Expenses	10
	(e)	Underwriting Procedures	10
	(f)	Selection of Underwriters	11
	(g)	Withdrawal	11

4.	Incidental or “Piggy-Back” Registration		11
	(a)	Request for Incidental or “Piggy-Back” Registration	11
	(b)	Expenses	12

5.	Form S-3 Registration		12
	(a)	Request for a Form S-3 Registration	12
	(b)	Form S-3 Underwriting Procedures	13
	(c)	Limitations on Form S-3 Registrations	13
	(d)	Expenses	14
	(e)	Automatic Shelf Registration Statement	14
	(f)	Shelf Take-Downs	14

6.	Hedging Transactions		16

7.	Holdback Agreements		16
	(a)	Restrictions on Public Sale by Designated Stockholders	16
	(b)	Restrictions on Public Sale by the Company	17

8.	Registration Procedures		17
	(a)	Obligations of the Company	17
	(b)	Seller Requirements	21
	(c)	Notice to Discontinue	21
	(d)	Registration Expenses	21

9.	Indemnification; Contribution		22
	(a)	Indemnification by the Company	22
	(b)	Indemnification by Designated Stockholders	23

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	(c)	Conduct of Indemnification Proceedings	23
	(d)	Contribution	24

10.	Rule 144		25

11.	Miscellaneous		25
	(a)	Stock Splits, etc.	25
	(b)	No Inconsistent Agreements	25
	(c)	Remedies	26
	(d)	Amendments and Waivers	26
	(e)	Notices	26
	(f)	Permitted Assignees; Third Party Beneficiaries	26
	(g)	Counterparts	27
	(h)	Headings	27
	(i)	Governing Law	27
	(j)	Jurisdiction	27
	(k)	Waiver of Jury Trial	28
	(l)	Severability	28
	(m)	Rules of Construction	28
	(n)	Entire Agreement	28
	(o)	Further Assurances	28
	(p)	Other Agreements	28

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REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT, dated as of             , 2015, by and among Turning Point Brands, Inc. (f/k/a North Atlantic Holding Company, Inc.) a Delaware corporation (the “Company”), and the stockholders that are party to this Agreement from time to time, as set forth herein (each, a “Designated Stockholder”).

WHEREAS, on or prior to the date hereof, the Designated Stockholders have purchased or otherwise acquired shares of the Company’s Common Stock, par value $0.01 (the “Common Stock”) and/or have been issued options to purchase shares of Common Stock.

WHEREAS, on or prior to the date hereof, certain of the Standard General Parties (as defined) have acquired shares of the Company’s Non-Voting Common Stock, par value $0.01 (the “Non-Voting Common Stock”).

WHEREAS, on or prior to the date hereof, certain of the Standard General Parties have acquired warrants initially exercisable for       shares of Common Stock (collectively, the “Warrants”);

WHEREAS, the Company desires to provide for, among other things, the grant of registration rights with respect to the Registrable Securities (as hereinafter defined) to the Designated Stockholders.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.            a)           Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Affiliate” means, with respect to a Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. The term “affiliated” shall have the correlative meaning. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to a Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agreement” means this Registration Rights Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

“Approved Underwriter” has the meaning set forth in Section 3(f) hereof.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 promulgated under the Securities Act.

“Board of Directors” means the board of directors of the Company (or any duly authorized committee thereof).

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“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

“Closing Price” means, with respect to each type of Registrable Securities, as of the date of determination, (a) if such Registrable Securities are listed on a national securities exchange, the closing price per share or unit of such Registrable Security on such date published in The Wall Street Journal (National Edition) or, if no such closing price on such date is published in The Wall Street Journal (National Edition), the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange on which such Registrable Securities are then listed or admitted to trading; or (b) if such Registrable Securities are not listed or admitted to trading on any national securities exchange, the last sale price or, if such last sale price is not reported, the average of the high bid and low asked prices on the automatic quotation system on which such Registrable Securities are then listed, as reported by Bloomberg Financial Markets (or any successor thereto); or (c) if on any such date the Registrable Securities are not quoted on any such automatic quotation system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Registrable Securities selected by the Company; or (d) if none of (a), (b) or (c) is applicable, a market price per share or unit determined in good faith by the Board of Directors. If trading is conducted on a continuous basis on any exchange, then the closing price shall be as set forth at 4:00 P.M. New York City time.

“Commission” means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Free Writing Prospectus” means each Free Writing Prospectus prepared by or on behalf of the Company or used or referred to by the Company in connection with an offering of Registrable Securities.

“Company Underwriter” has the meaning set forth in Section 4(a) hereof.

“Demand Registration” has the meaning set forth in Section 3(a) hereof.

“Designated Stockholder” has the meaning set forth in the preamble to this Agreement.

“Designated Stockholders’ Counsel” has the meaning set forth in Section 8(a)(i) hereof.

“Disclosure Package” means, with respect to any offering of Registrable Securities, (i) the preliminary Prospectus, (ii) each Free Writing Prospectus and (iii) all other information, in each case, that is deemed, under Rule 159 promulgated under the Securities Act, to have been conveyed to purchasers of securities at the time of sale of such securities (including, without limitation, a contract of sale).

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“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Form S-3 Shelf Registration Statement” has the meaning set forth in Section 5(f) hereof.

“Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act.

“Hedging Counterparty” means a broker-dealer registered under Section 15(b) of the Exchange Act or an Affiliate thereof.

“Hedging Transaction” means any transaction involving a security linked to any Registrable Securities or any security that would be deemed to be a “derivative security” (as defined in Rule 16a-1(c) promulgated under the Exchange Act) with respect to any Registrable Securities or transaction (even if not a security) which would (were it a security) be considered such a derivative security, or which transfers some or all of the economic risk of ownership of any Registrable Securities, including, without limitation, any forward contract, equity swap, put or call, put or call equivalent position, collar, non-recourse loan, sale of exchangeable security or similar transaction. For the avoidance of doubt, the following transactions shall be deemed to be Hedging Transactions:

(a)           transactions by a Designated Stockholder in which a Hedging Counterparty engages in short sales of Registrable Securities pursuant to a Prospectus and may use Registrable Securities to close out its short position;

(b)           transactions pursuant to which a Designated Stockholder sells short Registrable Securities pursuant to a Prospectus and delivers Registrable Securities to close out its short position;

(c)           transactions by a Designated Stockholder in which the Designated Stockholder delivers, in a transaction exempt from registration under the Securities Act, Registrable Securities to the Hedging Counterparty who will then publicly resell or otherwise transfer such Registrable Securities pursuant to a Prospectus or an exemption from registration under the Securities Act; and

(d)           a loan or pledge of Registrable Securities to a Hedging Counterparty who may then become a selling stockholder and sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities, in each case, in a public transaction pursuant to a Prospectus.

“Incidental Registration” has the meaning set forth in Section 4(a) hereof.

“Incidental Registration Notice” has the meaning set forth in Section 4(a) hereof.

“Indemnified Party” has the meaning set forth in Section 9(c) hereof.

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“Indemnifying Party” has the meaning set forth in Section 9(c) hereof.

“Initial Public Offering” means the initial underwritten public offering of the shares of Common Stock of the Company pursuant to an effective Registration Statement filed under the Securities Act.

“Initiating Holders” means the Standard General Parties or the Helms Parties.

“Initiating Shelf Holder” has the meaning set forth in Section 5(f) hereof.

“Inspector” has the meaning set forth in Section 8(a)(i) hereof.

“IPO Pricing Date” means the date upon which the Company prices the Initial Public Offering.

“Liability” has the meaning set forth in Section 9(a) hereof.

“Lock-Up Agreement” means, with respect to each Designated Stockholder, the lock-up agreement entered into by such Designated Stockholder with the underwriters of the Initial Public Offering.

“Majority Designated Stockholders” means beneficial owners of Registrable Securities representing more than 50% of the total number of outstanding Registrable Securities.

“Market Price” means, on any date of determination, the average of the daily Closing Price of the applicable type of Registrable Securities for the immediately preceding thirty days on which the national securities exchanges are open for trading; provided, however, that if the Closing Price is determined pursuant to clause (d) of the definition of Closing Price, the “Market Price” means such Closing Price on the date of determination.

“Marketed Underwritten Shelf Take-Down” has the meaning set forth in Section 5(f) hereof.

“Non-Marketed Underwritten Shelf Take-Down” has the meaning set forth in Section 5(f) hereof.

“Permitted Assignee” means, with respect to any Person, to the extent applicable, (i) such Person’s parents, spouse, siblings, siblings’ spouses, children (including stepchildren and adopted children), children’s spouses, grandchildren or grandchildren’s spouses thereof (“Family Members”), (ii) a corporation, partnership or limited liability company, a majority of the beneficial interests of which shall be held by such Person, such Person’s Affiliates and/or such Person’s Family Members, (iii) a trust, the beneficiaries of which are such Person and/or such Person’s Family Members, (iv) such Person’s heirs, executors, administrators, estate or a trust under such Person’s will, (v) an entity described in Section 501(c)(3) of the United States Internal Revenue Code of 1986, as amended, that is established by such Person, (vi) any Affiliate of such Person, (vii) any Person to whom such Person transfers Registrable Securities representing at least 5% of the outstanding Common Stock as of the date of such transfer and (viii) if such Person is a corporation, partnership or limited liability company, any wholly-owned subsidiary of such entity or the direct or indirect partners, members, stockholders or Affiliates of such entity.

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“Permitted Withdrawal” has the meaning set forth in Section 3(g) hereof.

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Pledgee” has the meaning set forth in Section 2(d)(i) hereof.

“Prospectus” means the prospectus related to any Registration Statement (including, without limitation, a prospectus or prospectus supplement that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance on Rule 415, 430A, 430B or 430C under the Securities Act, as amended or supplemented by any amendment or prospectus supplement), including post-effective amendments, and all materials incorporated by reference in such prospectus.

“Records” has the meaning set forth in Section 8(a)(viii) hereof.

“Registrable Securities” means, subject to Section 2(b) and Section 2(d)(i) hereof, whether now or hereafter owned by a Designated Stockholder, any and all (i) shares of Common Stock, (ii) shares of Non-Voting Common Stock, (iii) Warrants and (iv) any other equity security of the Company issued or issuable with respect to any such share of Common Stock, Non-Voting Common Stock or Warrants, upon exercise or conversion of convertible or exchangeable securities, by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization.

“Registration Expenses” has the meaning set forth in Section 8(d) hereof.

“Registration Statement” means a registration statement filed pursuant to the Securities Act.

“S-3 Initiating Holders” means the Standard General Parties or the Helms Parties.

“S-3 Participating Stockholders” has the meaning set forth in Section 5(a) hereof.

“S-3 Registration” has the meaning set forth in Section 5(a) hereof.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Shelf Take-Down” has the meaning set forth in Section 5(f) hereof.

“Specified Period” means, (i) with regard to the period after the effective date of the Registration Statement for the Initial Public Offering, 180 days; and (ii) with regard to the period after the effective date of a Registration Statement for an offering other than an Initial Public Offering, 90 days; provided that, in each case, the Specified Period with respect to any offering will end on the first date on which the underwriters of such offering have released the Company and all Designated Stockholders from the lock-up agreements entered into in connection with such offering.

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“The Helms Parties” means Thomas Helms Jr. or Helms Management Corp.

“The Standard General Parties” means any of Standard General L.P., Standard General Master Fund L.P., Standard General OC Master Fund L.P., Standard General Focus Fund L.P., P Standard General Ltd. or any investment fund Affiliated with any of the foregoing.

“underwritten public offering” of securities means a public offering of such securities registered under the Securities Act in which an underwriter, placement agent or other intermediary participates in the distribution of such securities, including, without limitation, a Hedging Transaction in which a Hedging Counterparty participates.

“Underwritten Shelf Take-Down” has the meaning set forth in Section 5(f) hereof.

“Underwritten Shelf Take-Down Notice” has the meaning set forth in Section 5(f) hereof.

“Valid Business Reason” has the meaning set forth in Section 3(a) hereof.

“Well-Known Seasoned Issuer” means a “well-known seasoned issuer” as defined in Rule 405 promulgated under the Securities Act and which (a) is a “well-known seasoned issuer” under paragraph (1)(i)(A) of such definition or (b) is a “well-known seasoned issuer” under paragraph (1)(i)(B) of such definition and is also eligible to use Form S-3 to register a primary offering of securities in reliance on General Instruction I.B.1 to such Form.

(b)           Interpretation. For purposes of this Agreement, unless otherwise noted:

(i)           All references to laws, rules, regulations and forms in this Agreement shall be deemed to be references to such laws, rules, regulations and forms, as amended from time to time or, to the extent replaced, the comparable successor laws, rules, regulations and forms thereto in effect at the time.

(ii)           All references to agencies, self-regulatory organizations or governmental entities in this Agreement shall be deemed to be references to the comparable successor thereto.

(iii)           All references to agreements and other contractual instruments shall be deemed to be references to such agreements or other instruments as they may be amended, waived, supplemented or modified from time to time.

(iv)           All references to any amount of securities (including Registrable Securities) shall be deemed to be a reference to such amount measured on an as-converted or as-exercised basis.

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(v)           If any of the Standard General Parties is dissolved or effects any distribution of 25% or more of the Registrable Securities then held by such partnership, (A) Standard General L.P. shall have the sole right to make all decisions with respect to any Registrable Securities that were distributed by such Standard General Party as if it is the Designated Stockholder of such Registrable Securities, including, without limitation, the right to make a request for any Demand Registration under Section 3, the right to make a request any Incidental or “Piggy-Back” Registrations under Section 4, the right to initiate any shelf registration statement on Form S-3 and any offering or sale with respect to any Registrable Securities included in any shelf registration statement under Section 5 and the right to consent or approve any amendment to this Agreement or any waiver of any provision of this Agreement under Section 11 and (B) for purposes of clause (A) and otherwise under this Agreement, the amount of Registrable Securities deemed to be held by Standard General L.P. shall be the amount of Registrable Securities distributed by the Standard General Parties less any amount of Registrable Securities transferred or sold by the distributees or their Permitted Transferees.

2.           General; Securities Subject to this Agreement.

(a)           Grant of Rights. The Company hereby grants registration rights to the Designated Stockholders upon the terms and conditions set forth in this Agreement.

(b)           Registrable Securities. For the purposes of this Agreement, Registrable Securities held by any Designated Stockholder will cease to be Registrable Securities, when (i) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the Commission and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (ii) such Registrable Securities are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met, (iii) such Registrable Securities are otherwise transferred, the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend and such Registrable Securities may be resold without limitation or subsequent registration under the Securities Act; or (iv) the Registrable Securities have ceased to be outstanding.

(c)           Holders of Registrable Securities. A Person is deemed to be a holder of Registrable Securities whenever such Person owns of record or beneficially owns such Registrable Securities, or holds an option to purchase, or a security convertible into or exercisable or exchangeable for, Registrable Securities whether or not such purchase, conversion, exercise or exchange has actually been effected. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company may act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities. Registrable Securities issuable upon exercise of an option or upon conversion, exercise or exchange of another security shall be deemed outstanding for the purposes of this Agreement.

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(d)           Transfer of Registration Rights.

(i)           Each Designated Stockholder may transfer or pledge Registrable Securities with the associated registration rights under this Agreement (including transfers occurring by operation of law or by reason of intestacy) to a Permitted Assignee or a pledgee (“Pledgee”) only if (1) such Permitted Assignee or Pledgee agrees in writing to be bound as a Designated Stockholder by the provisions of this Agreement, such agreement being substantially in the form of Annex A hereto, and (2) (A) immediately following such transfer or pledge, the further disposition or transfer of such Registrable Securities by such Permitted Assignee or Pledgee would be restricted under the Securities Act and, in the opinion of counsel reasonably satisfactory to the Company, the entire amount of all such Registrable Securities could not be sold in a single sale, without any limitation as to volume or manner of sale pursuant to Rule 144 promulgated under the Securities Act or (B) such Permitted Assignee, together with its Affiliates, beneficially owns Registrable Securities representing more than 5% of the outstanding shares of Common Stock as of the date of such transfer. Upon any transfer or pledge of Registrable Securities other than as set forth in this Section 2(d), such securities shall no longer constitute Registrable Securities, except that any Registrable Securities that are pledged or made the subject of a Hedging Transaction, which Registrable Securities are not ultimately disposed of by the Designated Stockholder pursuant to such pledge or Hedging Transaction shall be deemed to remain “Registrable Securities,” notwithstanding the release of such pledge or the completion of such Hedging Transaction.

(ii)           Subject to Section 2(b) hereof, if a Designated Stockholder assigns its rights under this Agreement in connection with the transfer of less than all of its Registrable Securities, the Designated Stockholder shall retain its rights under this Agreement with respect to its remaining Registrable Securities. If a Designated Stockholder assigns its rights under this Agreement in connection with the transfer of all of its Registrable Securities, such Designated Stockholder shall have no further rights or obligations under this Agreement, except under Section 9 hereof in respect of offerings in which it participated.

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3.           Demand Registration.

(a)           Request for Demand Registration. To the extent permitted by applicable law and regulations, at any time beginning 180 days after the Initial Public Offering, any Initiating Holder may make a written request to the Company to register, and the Company shall register, under the Securities Act (other than pursuant to a Registration Statement on Form S-4 or S-8), in accordance with the terms of this Agreement (a “Demand Registration”), the number of Registrable Securities stated in such request; provided, however, that the Company shall not be obligated to effect (i) more than five such Demand Registrations initiated by the Standard General Parties or three such Demand Registrations initiated by the Helms Parties, (ii) a Demand Registration if the Initiating Holders propose to sell Registrable Securities in such Demand Registration at an anticipated aggregate offering price (calculated based upon the Market Price of the Registrable Securities on the date on which the Company receives the written request for such Demand Registration) to the public of less than $40,000,000 (calculated prior to any reduction by an underwriter pursuant to Section 3(e)) unless such Demand Registration includes all of the then-outstanding Registrable Securities the applicable Initiating Holder or (iii) any such Demand Registration within the Specified Period (or such shorter period as the Company may determine in its sole discretion) after the effective date of any other Registration Statement of the Company (other than a Registration Statement on Form S-4 or S-8). In addition, if (1) the Board of Directors, in its good faith judgment, determines that any registration of Registrable Securities should not be made or continued because it would materially impede, delay or interfere with any proposed financing, offer and sale of securities, acquisition, merger, tender offer, business combination, corporate reorganization or other significant transaction involving the Company or because such registration would require the Company to disclose material nonpublic information that would not otherwise be required to be disclosed under applicable law, (2) the Company has a bona fide business purpose for preserving the confidentiality of such proposed transaction or information and (3) the Company has prohibited its executive officers and directors from purchasing, selling or otherwise transacting in the Company’s securities as a result of the proposed transaction or information pursuant to the Company’s securities trading policies (a “Valid Business Reason”), (x) the Company may postpone filing a Registration Statement (but not the preparation of the Registration Statement) relating to a Demand Registration until such Valid Business Reason no longer exists, but in no event for more than sixty days after the date when the Demand Registration was requested or, if later, after the occurrence of the Valid Business Reason and (y) in case a Registration Statement has been filed relating to a Demand Registration, the Company may postpone amending or supplementing such Registration Statement (in which case, if the Valid Business Reason no longer exists or if more than sixty days have passed since such postponement, the Initiating Holders may request a new Demand Registration (which request shall not be counted as an additional Demand Registration for purposes of clause (i) above) or request the prompt amendment or supplement of such Registration Statement). The Company shall give written notice to all Designated Stockholders of its determination to postpone filing, amending or supplementing a Registration Statement and of the fact that the Valid Business Reason for such postponement no longer exists, in each case, promptly after the occurrence thereof. Notwithstanding anything to the contrary contained herein, the Company may not postpone a filing, amendment or supplement under this Section 3(a) due to a Valid Business Reason (i) for more than 120 days in any twelve-month period or (ii) for more than 60 days in any rolling 90-day period. Each request for a Demand Registration by the Initiating Holders shall state the type and amount of the Registrable Securities proposed to be sold and the intended method of disposition thereof.

(b)           Incidental or “Piggy-Back” Rights with Respect to a Demand Registration. Any Designated Stockholder that has not requested a registration under Section 3(a) hereof may, pursuant to this Section 3(b), offer its Registrable Securities under any Demand Registration. The Company shall (i) as promptly as practicable, but in no event later than five Business Days after the receipt of a request for a Demand Registration from the Initiating Holders, give written notice thereof to all of the Designated Stockholders (other than Initiating Holders), which notice shall specify the type and number of Registrable Securities subject to the request for Demand Registration and the intended method of disposition of such Registrable Securities, and (ii) subject to Section 3(e) hereof, include in the Registration Statement filed pursuant to the Demand Registration all of the Registrable Securities held by such Designated Stockholders from whom the Company has received a written request for inclusion therein within five Business Days of the date on which the Company sent the written notice referred to in clause (i) above. Each such request by such Designated Stockholders shall specify the type and number of Registrable Securities proposed to be registered. The failure of any Designated Stockholder to respond within such five Business Day period referred to in clause (ii) above shall be deemed to be a waiver of such Designated Stockholder’s rights under this Section 3(b) with respect to such Demand Registration. Any Designated Stockholder may waive its rights under this Section 3(b) by giving written notice to the Company.

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(c)           Effective Demand Registration. Subject to Section 3(a), the Company shall use its reasonable best efforts (taking into account, among other things, accounting and regulatory matters) to file a Registration Statement relating to the Demand Registration and to use its commercially reasonable efforts to cause such Registration Statement to become effective as promptly as practicable after it receives a request under Section 3(a) hereof and to remain continuously effective for the lesser of (i) the period during which all Registrable Securities registered in the Demand Registration are sold or (ii) one hundred eighty days.

(d)           Expenses. Except as provided in Section 3(g) or 8(d) hereof, the Company shall pay all Registration Expenses in connection with a Demand Registration, whether or not such Demand Registration becomes effective.

(e)           Underwriting Procedures. If the Initiating Holders so elect, the Company shall use its commercially reasonable efforts to cause the offering made pursuant to such Demand Registration pursuant to this Section 3 to be in the form of a firm commitment underwritten public offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter selected in accordance with Section 3(f) hereof. In connection with any Demand Registration under this Section 3 involving an underwritten offering, none of the Registrable Securities held by any Designated Stockholder making a request for inclusion of such Registrable Securities pursuant to Section 3(a) or 3(b) hereof shall be included in such underwritten offering unless such Designated Stockholder accepts the terms of the offering as agreed upon by the Company, the Initiating Holders and the Approved Underwriter (including, without limitation, offering price, underwriting commissions or discounts and lockup agreement terms), and then only in such quantity as set forth below. If the Approved Underwriter advises the Company that the aggregate amount of such Registrable Securities requested to be included in such offering is sufficiently large to have a material adverse effect on the distribution or sales price of the Registrable Securities in such offering, then the Company shall include in such Demand Registration, to the extent of the amount that the Approved Underwriter believes may be sold without causing such material adverse effect, first, such number of Registrable Securities of the Designated Stockholders that are participating in such offering pursuant to Section 3(a) or 3(b) hereof, which Registrable Securities shall be allocated pro rata among the Designated Stockholders participating in the offering, based on the aggregate number of Registrable Securities held by each such Designated Stockholder, second, any other securities of the Company requested by any other holders (including any other Designated Stockholders) to be included in such registration, pro rata among such other holders based on the number of securities held by each such holder, except to the extent any such holders have agreed under existing agreements to grant priority with regard to participation in such offering to any other holders of securities of the Company, and third, securities offered by the Company for its own account.

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(f)           Selection of Underwriters. If any Demand Registration or S-3 Registration, as the case may be, of Registrable Securities is in the form of an underwritten public offering, the Initiating Holders or S-3 Initiating Holders, as the case may be, shall select and obtain one or more investment banking firms of national or regional reputation to act as the managing underwriter or underwriters of the offering; provided, however, that such firm or firms shall, in any case, also be approved by the Company, such approval not to be unreasonably withheld, delayed or conditioned. If any S-3 Registration of Registrable Securities is in the form of a Hedging Transaction, the S-3 Initiating Holders shall select and obtain an investment banking firm of national or regional reputation to act as the Hedging Counterparty of the Hedging Transaction; provided, however, that such firm shall, in any case, also be approved by the Company, such approval not to be unreasonably withheld, delayed or conditioned. An investment banking firm or firms selected pursuant to this Section 3(f) shall be referred to as the “Approved Underwriter” herein.

(g)           Withdrawal. The Initiating Holders shall be entitled to withdraw or revoke a request for a Demand Registration without the prior written consent of the Company if (i) such withdrawal or revocation is as a result of facts or circumstances arising after the date on which a request for a Demand Registration was made and the Initiating Holders reasonably determine that participation in such registration would have a material adverse effect on the Initiating Holders, (ii) the Closing Price is more than twenty percent lower than the Closing Price on the date the Initiating Holders requested such Demand Registration or (iii) the Initiating Holders agree to pay all fees and expenses incurred by the Company in connection with such withdrawn registration (each, a “Permitted Withdrawal”). If a Permitted Withdrawal occurs, the related Demand Registration shall not be counted as a Demand Registration for purposes of Section 3(a) hereof. Any Permitted Withdrawal shall constitute and effect an automatic withdrawal by all other Initiating Holders and any other Designated Stockholder participating in such Demand Registration pursuant to the provisions of Section 3(b) hereof.

4.           Incidental or “Piggy-Back” Registration.

(a)           Request for Incidental or “Piggy-Back” Registration. If the Company proposes to file a Registration Statement with respect to an offering of Common Stock, Non-Voting Common Stock or Warrants by the Company for its own account (other than a Registration Statement on Form S-4 or S-8) or for the account of any stockholder of the Company other than Designated Stockholders pursuant to Sections 3 and 5 hereof (other than in connection with the Initial Public Offering), then the Company shall give written notice (an “Incidental Registration Notice”) of such proposed filing to each of the Designated Stockholders at least ten Business Days before the anticipated filing date, which notice shall describe the proposed registration and distribution and offer such Designated Stockholders the opportunity to register the number of Registrable Securities that each such Designated Stockholder may request (an “Incidental Registration”). Any such request by a Designated Stockholder must be made in writing and received by the Company within five Business Days of the date on which the Company sent the Incidental Registration Notice. The failure of any Designated Stockholder to respond to an Incidental Registration Notice within five Business Days shall be deemed a waiver of such Designated Stockholder’s rights under this Section 4(a) with respect to such Incidental Registration. The Company shall use its commercially reasonable efforts to cause the managing underwriter or underwriters in the case of a proposed underwritten offering (the “Company Underwriter”) to permit each Designated Stockholder who has requested in writing to participate in the Incidental Registration pursuant to this Section 4(a) to include the number of such Designated Stockholder’s Registrable Securities indicated by such Designated Stockholder in such offering on the same terms and conditions as the Company or the account of such other stockholder, as the case may be, included therein. Any withdrawal of the Registration Statement by the Company for any reason shall constitute and effect an automatic withdrawal of any Incidental Registration related thereto. In connection with any Incidental Registration under this Section 4(a) involving an underwritten offering, the Company shall not be required to include any Registrable Securities in such underwritten offering unless the Designated Stockholders thereof accept the terms of the underwritten offering as agreed upon between the Company, such other stockholders, if any, and the Company Underwriter (including, without limitation, offering price, underwriting commissions or discounts and lockup agreement terms), and then only in such quantity as set forth below. If the Company Underwriter determines that the aggregate amount of the securities requested to be included in such offering is sufficiently large to have a material adverse effect on the distribution or sales price of the securities in such offering, then the Company shall include in such Incidental Registration, to the extent of the amount that the Company Underwriter believes may be sold without causing such material adverse effect, first, (i) all of the securities to be offered for the account of the Company, in the case of a Company initiated Incidental Registration or (ii) all of the securities to be offered for the account of the stockholders who have requested such Incidental Registration, pro rata among such requesting stockholders based on the number of securities held by each such holder, second, any Registrable Securities and any other shares of Common Stock, Non-Voting Common stock or Warrants, as applicable, requested by holders thereof in the case of an Incidental Registration initiated by the Company or by stockholders of the Company to be included in such registration (to the extent that the holders of such securities do not have priority to be included in such registration), pro rata among the Designated Stockholders and such other holders based on the number of securities held by each such holder, and third, all of the securities to be offered for the account of the Company, in the case of an Incidental Registration initiated by any stockholder of the Company.

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(b)           Expenses. Except as provided in Section 8(d) hereof, the Company shall bear all Registration Expenses in connection with any Incidental Registration pursuant to this Section 4, whether or not such Incidental Registration becomes effective.

5.           Form S-3 Registration.

(a)           Request for a Form S-3 Registration. Upon the Company becoming eligible for use of Form S-3 under the Securities Act in connection with a secondary public offering of its equity securities, in the event that the Company shall receive from any S-3 Initiating Holders a written request that the Company register under the Securities Act on Form S-3 (an “S-3 Registration”) the sale of all or a portion of the Registrable Securities owned by such S-3 Initiating Holder (which S-3 Registration may be a shelf registration pursuant to Rule 415 promulgated under the Securities Act, in which case the provisions of Section 5(f) shall apply), the Company shall give written notice of such request to all of the other Designated Stockholders (other than S-3 Initiating Holders) as promptly as practicable but in no event later than ten Business Days before the anticipated filing date of such Form S-3, which notice shall describe the proposed registration, the intended method of disposition of such Registrable Securities and any other information that at the time would be appropriate to include in such notice, and offer such other Designated Stockholders the opportunity to register the number of Registrable Securities as each such Designated Stockholder may request in writing to the Company, given within ten Business Days of the date on which the Company sent the written notice of such registration. Each request for an S-3 Registration by an S-3 Initiating Holder shall state the type and number of the Registrable Securities proposed to be registered and the intended method of disposition thereof. With respect to each S-3 Registration, the Company shall, subject to Section 5(b) hereof, (i) include in such offering the Registrable Securities of the S-3 Initiating Holders and the Designated Stockholders who have requested in writing to participate in such registration on the same terms and conditions as the Registrable Securities of the S-3 Initiating Holders included therein (collectively, the “S-3 Participating Stockholders”) and (ii) use its commercially reasonable efforts to file a Registration Statement relating to the S-3 Registration (taking into account, among other things, accounting and regulatory matters) and to use its commercially reasonable efforts to cause such Registration Statement to become effective as promptly as practicable after it receives a request under this Section 5(a). Notwithstanding the foregoing, immediately upon determination of the price at which such Registrable Securities are to be sold in an S-3 Registration that is a firm commitment underwritten public offering, if such price is below the price which the S-3 Initiating Holders find acceptable, the S-3 Initiating Holders shall then have the right, by written notice to the Company, to withdraw their Registrable Securities from being included in such offering; provided, that such a withdrawal by the S-3 Initiating Holders shall constitute and effect an automatic withdrawal by all other S-3 Participating Stockholders. If the S-3 Initiating Holders request, and if the Company is a Well-Known Seasoned Issuer, the Company shall cause such S-3 Registration to be made pursuant to an Automatic Shelf Registration Statement and may omit the names of the S-3 Participating Stockholders and the amount of the Registrable Securities to be offered thereunder.

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(b)           Form S-3 Underwriting Procedures. If the S-3 Initiating Holders so elect, the Company shall cause such S-3 Registration pursuant to this Section 5 to be in the form of a firm commitment underwritten public offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter selected in accordance with Section 3(f) hereof. In connection with any S-3 Registration under this Section 5 involving an underwritten public offering, none of the Registrable Securities held by any Designated Stockholder making a request for inclusion of such Registrable Securities pursuant to Section 5(a) hereof shall be included in such underwritten offering unless such Designated Stockholder accepts the terms of the offering as agreed upon by the Company, the S-3 Initiating Holders and the Approved Underwriter (including, without limitation, offering price, underwriting commissions and discounts and lockup agreement terms) and then only in such quantity as set forth below. If the Approved Underwriter advises the Company that the aggregate amount of such Registrable Securities requested to be included in such offering is sufficiently large to have a material adverse effect on the distribution or sales price of the Registrable Securities in such offering then the Company shall include in such offering, to the extent of the amount that the Approved Underwriter believes may be sold without causing such material adverse effect, first, such number of Registrable Securities of the Designated Stockholders participating in the offering under Section 5(a) hereof, which Registrable Securities shall be allocated pro rata among such Designated Stockholders participating in the offering, based on the number of Registrable Securities held by each such Designated Stockholder, second, any other securities of the Company requested by holders thereof to be included in such registration, except to the extent any such holders have agreed under existing agreements to grant priority with regard to participation in such offering to any other holders of securities of the Company, and third, securities offered by the Company for its own account.

(c)           Limitations on Form S-3 Registrations. If the Board of Directors, in its good faith judgment, determines that a Valid Business Reason exists, (x) the Company may postpone filing a Registration Statement relating to an S-3 Registration (but not the preparation of the Registration Statement) until such Valid Business Reason no longer exists, but in no event for more than sixty days after the date when the S-3 Registration was requested or, if later, after the occurrence of the Valid Business Reason and (y) in case a Registration Statement has been filed relating to an S-3 Registration, the Company may postpone amending or supplementing such Registration Statement (in which case, if the Valid Business Reason no longer exists or if more than sixty days have passed since such postponement, the S-3 Initiating Holders may request the prompt amendment or supplement of such Registration Statement or a new S-3 Registration). The Company shall give written notice to all Designated Stockholders of its determination to postpone or delay amending or supplementing a Registration Statement and of the fact that the Valid Business Reason for such postponement or delay no longer exists, in each case, promptly after the occurrence thereof. Notwithstanding anything to the contrary contained herein, the Company may not postpone a filing or delay amending or supplementing a filing under this Section 5(c) due to a Valid Business Reason (i) for more than 120 days in any twelve-month period or (ii) for more than 60 days in any rolling 90 day period. In addition, the Company shall not be required to effect any registration pursuant to Section 5(a) hereof (i) within the Specified Period after the effective date of any other Registration Statement of the Company (other than a Registration Statement on Form S-4 or S-8 or any successor form thereto), (ii) if Form S-3 is not available for such offering by the S-3 Initiating Holders or (iii) if the S-3 Initiating Holders, together with the Designated Stockholders (other than S-3 Initiating Holders) registering Registrable Securities in such registration, propose to sell their Registrable Securities at an aggregate price (calculated based upon the Market Price of the Registrable Securities on the last date on which the Company could receive requests for inclusion in such S-3 Registration under Section 5(a) hereof) to the public of less than $20,000,000.

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(d)           Expenses. Except as provided in Section 8(d) hereof, the Company shall bear all Registration Expenses in connection with any S-3 Registration pursuant to this Section 5, whether or not such S-3 Registration becomes effective.

(e)           Automatic Shelf Registration Statement. After the Registration Statement with respect to an S-3 Registration that is an Automatic Shelf Registration Statement becomes effective, upon written request by an S-3 Initiating Holder, the Company shall, as promptly as practicable after receiving such request, (i) file with the Commission a prospectus supplement naming the S-3 Participating Stockholders as selling stockholders and the amount of Registrable Securities to be offered and include, to the extent not included or incorporated by reference in the Registration Statement, any other information omitted from the Prospectus used in connection with such Registration Statement as permitted by Rule 430B promulgated under the Securities Act (including the plan of distribution and the names of any underwriters, placement agents or brokers) and (ii) pay any necessary filing fees to the Commission within the time period required.

(f)           Shelf Take-Downs. i) Any Designated Stockholder (an “Initiating Shelf Holder”) that holds Registrable Securities included in a Form S-3 that provides for offers and sales of Registrable Securities on a delayed or continuous basis pursuant to Rule 415 of the Securities Act (a “Form S-3 Shelf Registration Statement”) may initiate an offering or sale of all or part of such Registrable Securities (a “Shelf Take-Down”), in which case the provisions of this Section 5(f) shall apply. Unless otherwise required pursuant to clauses (ii) and (iii) below, no S-3 Initiating Holder shall be required to provide any other Designated Holders with notice of a proposed Shelf Take-Down. For the avoidance of doubt, it is understood and agreed that a Shelf Take-Down shall not be considered a Demand Registration for purposes of Section 3 hereof.

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(ii)           If in connection with any Shelf Take-Down in which the S-3 Initialing Holder proposes to sell Registrable Securities to the Public at an aggregate price to the public in excess of $20,000,000, the S-3 Initiating Holders so elect in a written request delivered to the Company (an “Underwritten Shelf Take-Down Notice”), a Shelf Take-Down may be in the form of an underwritten public offering (an “Underwritten Shelf Take-Down”) and, subject to the limitations set forth in the proviso to Section 5(a), the Company shall file and effect an amendment or supplement to its Form S-3 Shelf Registration Statement for such purpose as soon as practicable. Such S-3 Initiating Holders shall indicate in such Underwritten Shelf Take-Down Notice whether it intends for such Underwritten Shelf Take-Down to involve a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the underwriters (a “Marketed Underwritten Shelf Take-Down”). Upon receipt of an Underwritten Shelf Take-Down Notice indicating that such Underwritten Shelf Take-Down will be a Marketed Underwritten Shelf Take-Down, the Company shall promptly (but in any event no later than three Business Days prior to the expected date of such Marketed Underwritten Shelf Take-Down) give written notice of such Marketed Underwritten Shelf Take-Down to all other S-3 Participating Stockholders and shall permit the participation of all such S-3 Participating Stockholders that request inclusion in such Marketed Underwritten Shelf Take-Down who respond in writing within ten Business Days after the receipt of such notice of their election to participate. The provisions of Section 5(b) (other than the first sentence thereof) shall apply with respect to the right of the Initiating Shelf Holder and any other Shelf Holder to participate in any Underwritten Shelf Take-Down.

(iii)           If any Initiating Shelf Holder desires to effect a Shelf Take-Down that does not constitute a Marketed Underwritten Shelf Take-Down (a “Non-Marketed Underwritten Shelf Take-Down”), such Initiating Shelf Holder shall so indicate in a written request delivered to the Company no later than two Business Days prior to the expected date of such Non-Marketed Underwritten Shelf Take-Down, which request shall include (i) the total number of Registrable Securities expected to be offered and sold in such Non-Marketed Underwritten Shelf Take-Down, (ii) the expected plan of distribution of such Non-Marketed Underwritten Shelf Take-Down and (iii) the action or actions required (including the timing thereof) in connection with such Non-Marketed Underwritten Shelf Take-Down, and, subject to the limitations set forth in Section 5(a), the Company shall file and effect an amendment or supplement to its Form S-3 Shelf Registration Statement for such purpose as soon as practicable.

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6.           Hedging Transactions.

(a)           In any S-3 Registration, the S-3 Initiating Holders may (on behalf of themselves and the Designated Stockholders) elect to engage in a Hedging Transaction. The Company agrees that, in connection with any proposed Hedging Transaction, if, in the reasonable judgment of Designated Stockholders’ Counsel (after good-faith consultation with counsel to the Company), it is necessary or desirable to register under the Securities Act such Hedging Transaction or sales or transfers (whether short or long) of Registrable Securities in connection therewith, then the Company shall use commercially reasonable efforts to take such actions (which may include, among other things, the filing of a prospectus supplement or post-effective amendment to a Registration Statement to include additional or changed information that is material or is otherwise required to be disclosed, including, without limitation, a description of such Hedging Transaction, the name of the Hedging Counterparty, identification of the Hedging Counterparty or its Affiliates as underwriters or potential underwriters, if applicable, or any change to the plan of distribution) as may reasonably be required to register such Hedging Transaction or sales or transfers of Registrable Securities in connection therewith under the Securities Act in a manner consistent with the rights and obligations of the Company hereunder with respect to the registration of Registrable Securities. Any information regarding the Hedging Transaction included in a Registration Statement, Prospectus or Free Writing Prospectus pursuant to this Section 6(a) shall, for purposes of Section 9 hereof, be deemed to be information provided by the Designated Stockholder that is party to such Hedging Transaction and is selling Registrable Securities pursuant to such Registration Statement for purposes of Section 9 hereof.

(b)           The selection of any Hedging Counterparty shall not be subject to Section 3(f) hereof, but the Hedging Counterparty shall be selected by the Designated Stockholders holding a majority of the Registrable Securities subject to the Hedging Transaction that are proposed to be included in such Registration Statement.

(c)           If in connection with a Hedging Transaction, a Hedging Counterparty or any Affiliate thereof is (or may be considered) an underwriter or selling stockholder, then it shall be required to provide customary indemnities to the Company regarding the plan of distribution and like matters.

7.           Holdback Agreements.

(a)           Restrictions on Public Sale by Designated Stockholders.

(i)           To the extent requested by the Approved Underwriter or the Company Underwriter, as the case may be, in the case of an underwritten public offering, each Designated Stockholder (other than any Pledgee or Hedging Counterparty) agrees (x) not to effect any public sale or distribution of any Registrable Securities or of any securities convertible into or exchangeable or exercisable for such Registrable Securities, including a sale pursuant to Rule 144 (or any successor rule or regulation) promulgated under the Securities Act, or offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or enter into any hedging or similar transaction with the same economic effect as a sale of, any Registrable Securities during the Specified Period following the effective date of such registration, except as part of such underwritten public offering and (y) except as otherwise consented to by the Company, not to make any request for a Demand Registration or S-3 Registration under this Agreement that would require the filing of a registration during the Specified Period except as part of such underwritten public offering.

(ii)           In connection with the Initial Public Offering, to the extent requested by the managing underwriter therefor, each Designated Stockholder agrees to enter into a Lock-Up Agreement.

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(b)           Restrictions on Public Sale by the Company. Unless the Company shall have received the prior written consent of the Majority Designated Stockholders, the Company agrees not to (i) effect any public sale or distribution of any of its securities, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to registrations on Form S-4 or S-8), (ii) file any Registration Statements relating to the registration of securities for the Company’s account (except pursuant to registrations on Form S-4 or S-8), or (iii) make any public announcements related to clause (i) or (ii), in each case, during the period beginning on the effective date of any Registration Statement relating to a registration in which the Designated Stockholders of Registrable Securities are participating and ending on the earlier of (x) the date on which all Registrable Securities registered on such Registration Statement are sold and (y) the Specified Period after the effective date of such Registration Statement (except as part of such registration).

8.           Registration Procedures.

(a)           Obligations of the Company. Whenever registration of Registrable Securities has been requested or required pursuant to Section 3, Section 4 or Section 5 hereof, the Company shall use its reasonable best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof as quickly as practicable, and in connection with any such request, the Company shall:

(i)           use its reasonable best efforts (taking into account, among other things, accounting and regulatory matters) to, as promptly as practicable, prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of such Registrable Securities in accordance with the intended method of distribution thereof, and cause such Registration Statement to become effective; provided, however, that (x) before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including, without limitation, any documents incorporated by reference therein), or before using any Free Writing Prospectus, the Company shall provide one firm of legal counsel selected by the Designated Stockholders holding a majority of the Registrable Securities being registered in such registration (“Designated Stockholders’ Counsel”), any managing underwriter or broker/dealer participating in any disposition of such Registrable Securities pursuant to a Registration Statement and any attorney retained by any such managing underwriter or broker/dealer (each, an “Inspector” and collectively, the “Inspectors”) with an opportunity to review and comment on such Registration Statement and each Prospectus included therein (and each amendment or supplement thereto) and each Free Writing Prospectus to be filed with the Commission, subject to such documents being under the Company’s control, and (y) the Company shall notify the Designated Stockholders’ Counsel and each seller of Registrable Securities pursuant to such Registration Statement of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

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(ii)           use its commercially reasonable efforts to, as promptly as practicable, prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the lesser of (x) one hundred twenty days (or, in the case of an S-3 Registration, three years from the effective date of the Registration Statement if such Registration Statement is filed pursuant to Rule 415 promulgated under the Securities Act) and (y) such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold (or, if such Registration Statement is an Automatic Shelf Registration Statement, on the third anniversary of the date of filing of such Automatic Shelf Registration Statement); and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

(iii)           furnish to each seller of Registrable Securities such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the Prospectus included in such Registration Statement (including each preliminary Prospectus), any Prospectus filed under Rule 424 under the Securities Act and any Free Writing Prospectus as each such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(iv)           use its commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as any seller of Registrable Securities may reasonably request, and continue such registration or qualification in effect in such jurisdiction for as long as any such seller reasonably requests and do any and all other acts and things that may be reasonably necessary or advisable to enable any such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, however, that the Company shall not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required, (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction;

(v)           as soon as possible following its actual knowledge thereof, notify each seller of Registrable Securities: (A) when a Prospectus, any Prospectus supplement, any Free Writing Prospectus, a Registration Statement or a post-effective amendment to a Registration Statement has been filed with the Commission, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective; (B) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement, related Prospectus or Free Writing Prospectus or for additional information; (C) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceedings for such purpose; and (D) of the existence of any fact or happening of any event of which the Company has knowledge which makes any statement of a material fact in such Registration Statement, related Prospectus or Free Writing Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue or which would require the making of any changes in the Registration Statement, Prospectus or Free Writing Prospectus in order that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of such Prospectus or Free Writing Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

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(vi)           upon the occurrence of any event contemplated by Section 8(a)(v)(D) hereof or, subject to Sections 3(a) and 5(c) hereof, the existence of a Valid Business Reason use its reasonable best efforts to prepare as soon as possible a supplement or amendment to such Registration Statement, related Prospectus or Free Writing Prospectus and furnish to each seller of Registrable Securities a reasonable number of copies of such supplement to, or amendment of, such Registration Statement, Prospectus or Free Writing Prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Securities, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of such Prospectus or Free Writing Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(vii)           enter into customary agreements (including an underwriting agreement in customary form with the Approved Underwriter or Company Underwriter, if any, selected as provided in Section 3, Section 4 or Section 5 hereof, as the case may be) and take such other commercially reasonable actions as are reasonably required in order to facilitate the disposition of Registrable Securities and shall provide all reasonable cooperation, including causing its appropriate officers to attend and participate in “road shows” and other information meetings organized by the Approved Underwriter or Company Underwriter, if and as applicable, and causing counsel to the Company to deliver customary legal opinions in connection with any such underwriting agreements;

(viii)           make available at reasonable times for inspection by any Inspector all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s and its subsidiaries’ officers, directors and employees, and the Company’s independent registered public accounting firm, to supply all information reasonably requested by any such Inspector in connection with such Registration Statement. Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors (and the Inspectors shall confirm their agreement in writing in advance to the Company if the Company shall so request) unless (x) the disclosure of such Records is necessary, in the Company’s judgment, to avoid or correct a misstatement or omission in the Registration Statement, (y) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction after exhaustion of all appeals therefrom or (z) the information in such Records was known to the Inspectors on a non-confidential basis prior to its disclosure by the Company or has been made generally available to the public. Each Inspector agrees that it shall, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, promptly give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

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(ix)           if such sale is pursuant to an underwritten public offering, obtain a “cold comfort” letter addressed to the underwriters and Participating Holders dated the effective date of the Registration Statement and the date of the closing under the underwriting agreement from the Company’s independent registered public accounting firm in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing underwriter reasonably requests;

(x)           furnish an opinion of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the seller making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as the underwriters, if any, and such seller may reasonably request and are customarily included in such opinions;

(xi)           comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable but no later than fifteen months after the effective date of the Registration Statement, an earnings statement covering a period of twelve months beginning after the effective date of the Registration Statement, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated under the Securities Act;

(xii)           cause any Registrable Securities included in the Registration Statement to be listed on each securities exchange on which the applicable type of Registrable Securities are then listed;

(xiii)           cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(xiv)           cause the Registrable Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities, as may be reasonably necessary by virtue of the business and operations of the Company to enable the seller or sellers of Registrable Securities to consummate the disposition of such Registrable Securities;

(xv)           provide a transfer agent or warrant agent and registrar for the Registrable Securities and a CUSIP number for each type of the Registrable Securities;

(xvi)           take all other steps reasonably necessary to effect the registration of the Registrable Securities contemplated hereby and reasonably cooperate with the holders or underwriters (in the case of an underwritten offering) of such Registrable Securities to facilitate the disposition of such Registrable Securities pursuant thereto;

(xvii)           within the deadlines specified by the Securities Act and the rules promulgated thereunder, make all required filings of all Prospectuses and Free Writing Prospectuses with the Commission; and

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(xviii)           within the deadlines specified by the Securities Act and the rules promulgated thereunder, make all required filing fee payments in respect of any Registration Statement or Prospectus used under this Agreement (and any offering covered thereby).

(b)           Seller Requirements. In connection with any offering under any Registration Statement under this Agreement, each Designated Stockholder (i) shall promptly furnish to the Company in writing such information with respect to such Designated Stockholder and the intended method of disposition of its Registrable Securities as the Company may reasonably request or as may be required by law or regulations for use in connection with any related Registration Statement or Prospectus (or amendment or supplement thereto) and all information required to be disclosed in order to make the information previously furnished to the Company by such Designated Stockholder not contain a material misstatement of fact or necessary to cause such Registration Statement or Prospectus (or amendment or supplement thereto) not to omit a material fact with respect to such Designated Stockholder necessary in order to make the statements therein not misleading; (ii) shall comply with the Securities Act and the Exchange Act and all applicable state securities laws and comply with all applicable regulations in connection with the registration and the disposition of the Registrable Securities; and (iii) shall not use any Free Writing Prospectus without the prior written consent of the Company. If any seller of Registrable Securities fails to provide such information required to be included in such Registration Statement by applicable securities laws or otherwise necessary or desirable in connection with the disposition of such Registrable Securities in a timely manner after written request therefor, the Company may exclude such seller’s Registrable Securities from a registration under Sections 3, 4 or 5 hereof.

(c)           Notice to Discontinue. Each Designated Stockholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 8(a)(v)(D) hereof or, subject to Section 3(a) and 5(c) hereof, the existence of Valid Business Reason, such Designated Stockholder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Designated Stockholder’s receipt of the copies of the supplemented or amended Prospectus or Free Writing Prospectus contemplated by Section 8(a)(vi) hereof (or if no supplemental or amended prospectus or Free Writing Prospectus is required, upon confirmation from the Company that use of the Prospectus or Free Writing Prospectus is once again permitted). If the Company shall give any such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement (including, without limitation, the period referred to in Section 8(a) (ii) hereof) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 8(a)(v)(D) hereof to and including the date when sellers of such Registrable Securities under such Registration Statement shall have received the copies of the supplemented or amended Prospectus or Free Writing Prospectus contemplated by and meeting the requirements of Section 8(a)(v) hereof (or if no supplemental or amended prospectus or Free Writing Prospectus is required, upon confirmation from the Company that use of the Prospectus or Free Writing Prospectus is once again permitted).

(d)           Registration Expenses. Except as provided under the last sentence of this Section 8(d), the Company shall pay all expenses arising from or incident to its performance of, or compliance with, this Agreement, including, without limitation (i) all expenses, including filing fees, in connection with the preparation and filing of the Registration Statement, preliminary prospectus or final prospectus and amendments and supplements thereto, (ii) Commission, stock exchange and FINRA registration (including any counsel retained in connection with FINRA registration) and filing fees, (iii) transfer agents’ and registrars’ fees and expenses, (iv) all expenses with respect to road shows, (v) all fees and expenses incurred in complying with state securities or “blue sky” laws (including reasonable fees, charges and disbursements of one firm or counsel to any underwriter incurred in connection with “blue sky” qualifications of the Registrable Securities as may be set forth in any underwriting agreement), (vi) all printing, messenger and delivery expenses, (vii) the fees, charges and expenses of counsel to the Company and of its independent registered public accounting firm and the reasonable and documented legal fees, charges and expenses of Designated Stockholder’s Counsel and (viii) any liability insurance or other premiums for insurance obtained in connection with any Demand Registration or piggy-back registration thereon, Incidental Registration or S-3 Registration pursuant to the terms of this Agreement, regardless of whether such Registration Statement is declared effective. All of the expenses described in the preceding sentence of this Section 8(d) are referred to herein as “Registration Expenses.” The Designated Stockholders of Registrable Securities sold pursuant to a Registration Statement shall bear the expense of any broker’s commission or underwriter’s discount or commission relating to the registration and sale of such Designated Stockholders’ Registrable Securities and shall, other than as set forth in clause (vii) above, bear the fees and expenses of their own counsel.

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9.           Indemnification; Contribution.

(a)           Indemnification by the Company. The Company agrees to indemnify and hold harmless each Designated Stockholder, its partners, directors, officers, Affiliates, stockholders, members, employees, trustees and each Person who controls (within the meaning of Section 15 of the Securities Act) such Designated Stockholder from and against any and all losses, claims, damages, liabilities and expenses, or any action or proceeding in respect thereof (including reasonable costs of investigation and reasonable attorneys’ fees and expenses) (each, a “Liability” and collectively, “Liabilities”), arising out of or based upon (a) any untrue, or allegedly untrue, statement of a material fact contained in the Disclosure Package, the Registration Statement, the Prospectus, any Free Writing Prospectus or in any amendment or supplement thereto; and (b) the omission or alleged omission to state in the Disclosure Package, the Registration Statement, the Prospectus, any Free Writing Prospectus or in any amendment or supplement thereto any material fact required to be stated therein or necessary to make the statements therein not misleading under the circumstances such statements were made, and, subject to the provisions of this Section 9, will reimburse each such indemnified person, for any legal and any other expenses reasonably incurred, as they are incurred, in connection with investigating and defending or settling any such Liability; provided, however, that the Company shall not be held liable in any such case to the extent that any such Liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission contained in such Disclosure Package, Registration Statement, Prospectus, Free Writing Prospectus or such amendment or supplement thereto in reliance upon and in conformity with information concerning such Designated Stockholder furnished in writing to the Company by or on behalf of such Designated Stockholder expressly for use therein. The Company shall also provide customary indemnities to any underwriters of the Registrable Securities, their officers, directors and employees and each Person who controls such underwriters (within the meaning of Section 15 of the Securities Act) to the same extent as provided above with respect to the indemnification of the Designated Stockholders of Registrable Securities.

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(b)           Indemnification by Designated Stockholders. In connection with any offering in which a Designated Stockholder is participating pursuant to Section 3, 4 or 5 hereof, such Designated Stockholder agrees severally to indemnify and hold harmless the Company, the other Designated Stockholders, any underwriter retained by the Company and each Person who controls the Company, the other Designated Stockholders or such underwriter (within the meaning of Section 15 of the Securities Act) to the same extent as the foregoing indemnity from the Company to the Designated Stockholders (including indemnification of their respective partners, directors, officers, Affiliates, stockholders, members, employees, trustees and Controlling Persons), but only to the extent that Liabilities arise out of or are based upon a statement or alleged statement or an omission or alleged omission that was made in reliance upon and in conformity with information with respect to such Designated Stockholder furnished in writing to the Company by or on behalf of such Designated Stockholder expressly for use in such Disclosure Package, Registration Statement, Prospectus, Free Writing Prospectus or such amendment or supplement thereto, including, without limitation, the information furnished to the Company pursuant to Section 8(b) hereof and, subject to the provisions of this Section 9, will reimburse the Company, such directors, controlling persons, such other Designated Stockholders and the underwriters for any legal and any other expenses reasonably incurred, as they are incurred, in connection with investigating and defending or settling any such Liability; provided, however, that the total amount to be indemnified by such Designated Stockholder pursuant to this Section 9(b) shall be limited to the net proceeds (after deducting the underwriters’ discounts and commissions) received by such Designated Stockholders in the offering to which such Disclosure Package, Registration Statement, Prospectus, Free Writing Prospectus or such amendment or supplement thereto relates.

(c)           Conduct of Indemnification Proceedings. Any Person entitled to indemnification or contribution hereunder (the “Indemnified Party”) agrees to give prompt written notice to the indemnifying party (the “Indemnifying Party”) after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, however, that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any Liability that it may have to the Indemnified Party hereunder (except to the extent that the Indemnifying Party is materially prejudiced or otherwise forfeits substantive rights or defenses by reason of such failure). If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. Each Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the reasonable and documented out-of-pocket fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel reasonably satisfactory to the Indemnified Party or (iii) the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and such parties have been advised by such counsel that either (x) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (y) there may be one or more legal defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party. In any of such cases, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not be liable for the reasonable and documented out-of-pocket fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Indemnified Parties and all such reasonable and documented out-of-pocket fees and expenses shall be reimbursed as incurred. No Indemnifying Party shall be liable for any settlement entered into without its written consent. No Indemnifying Party shall, without the consent of such Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is a party and indemnity has been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability for claims that are the subject matter of such proceeding. Notwithstanding the foregoing, if at any time an Indemnified Party shall have requested the Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by this Section 9, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without the Indemnifying Party’s written consent if (i) such settlement is entered into more than thirty business days after receipt by the Indemnifying Party of the aforesaid request and (ii) the Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request or contested the reasonableness of such fees and expenses prior to the date of such settlement.

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(d)           Contribution. If the indemnification provided for in this Section 9 from the Indemnifying Party is unavailable to an Indemnified Party hereunder or insufficient to hold harmless an Indemnified Party in respect of any Liabilities referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such Liabilities. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party. The amount paid or payable by a party as a result of the Liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 9(a), 9(b) and 9(c) hereof, any reasonable and documented out-of-pocket legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding; provided, that the total amount to be contributed by any Designated Stockholder shall be limited to the net proceeds (after deducting the underwriters’ discounts and commissions) received by such Designated Stockholder in the offering.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

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(e)           Primacy of Indemnification.  The Company hereby acknowledges that certain of the Designated Stockholders have certain rights to indemnification, advancement of expenses and/or insurance provided by certain of its affiliates (collectively, the “Indemnitors”).  The Company hereby agrees that (i) it is the Indemnitor of first resort (i.e., its obligations to the Designated Stockholders are primary and any obligation of the Indemnitors to advance expenses or to provide indemnification for the same Liabilities incurred by any of the Designated Stockholders are secondary to any such obligation of the Company), (ii) that it shall be liable for the full amount of all Liabilities to the extent legally permitted and as required by the terms of this Agreement and the articles and other organizational documents of the Company (or any other agreement between the Company and the relevant Designated Stockholder), without regard to any rights any Designated Stockholder may have against the Indemnitors, and (iii) it irrevocably waives, relinquishes and releases the Indemnitors from any and all claims (x) against the Indemnitors for contribution, indemnification, subrogation or any other recovery of any kind in respect thereof and (y) that any Designated Stockholder must seek indemnification from any Indemnitor before the Company must perform its indemnification obligations under this Agreement.  No advancement or payment by the Indemnitors on behalf of any Designated Stockholder with respect to any claim for which such Designated Stockholder has sought indemnification from the Company hereunder shall affect the foregoing.  The Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery which any Designated Stockholder would have had against the Company if the Indemnitors had not advanced or paid any amount to or on behalf of such Designated Stockholder.  The Company and the Designated Stockholders agree that the Indemnitors are express third party beneficiaries of this Section 9.

10.           Rule 144. The Company covenants from and after the IPO Pricing Date that it shall take such action as may be required from time to time to enable such Designated Stockholder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such rule may be amended from time to time. The Company shall, upon the request of any Designated Stockholder, deliver to such Designated Stockholder a written statement as to whether it has complied with such requirements.

11.           Miscellaneous.

(a)           Stock Splits, etc. The provisions of this Agreement shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations recapitalizations and the like occurring after the date hereof.

(b)           No Inconsistent Agreements. The Company hereby represents and warrants that it has not previously entered into any agreement granting registration rights to any Person with respect to any securities of the Company. The Company shall not enter into any agreement with respect to its securities that is inconsistent with or senior to the rights granted to the Designated Stockholders in this Agreement or grant any additional registration rights to any Person or with respect to any securities that are not Registrable Securities which rights are inconsistent with or senior to the rights granted in this Agreement.

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(c)           Remedies. The Designated Stockholders, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of their rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.

(d)           Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless consented to in writing by the Company and the Majority Designated Stockholders.

(e)           Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be made by registered or certified first-class mail, return receipt requested, telecopy, electronic transmission, courier service or personal delivery:

(i)           If to the Company:

Turning Point Brands, Inc.
5201 Interchange Way
Louisville, Kentucky 40229
Telecopy: (502) 778-4421
Attention: James Dobbins, Esq.

with a copy to:

Milbank, Tweed, Hadley & McCloy LLP
28 Liberty Street
New York, New York 10005-1413
Telecopy: (212) 530-5301
Attention: Brett Nadritch, Esq.

(ii)          If to a Standard General Party:

Standard General

767 Fifth Avenue 12th Floor

New York, New York 10153

(iii)         If to a Helms Party:

Thomas F. Helms, Jr.

President

75 Woods Lane

East Hampton, New York, 11937

(iv)        If to any other Designated Stockholder, at its address as it appears in the books and records of the Company.

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied, or electronically transmitted. Any party may by notice given in accordance with this Section 11(e) designate another address or Person for receipt of notices hereunder.

(f)           Permitted Assignees; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the permitted assignees of the parties hereto as provided in Section 2(d) hereof. Except as provided in Section 9 hereof, no Person other than the parties hereto and their permitted assignees is intended to be a beneficiary of this Agreement.

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(g)           Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h)           Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i)           GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

(j)           Jurisdiction. Any action or proceeding against any party hereto relating in any way to this Agreement or the transactions contemplated hereby may be brought and enforced in the federal or state courts in the State of New York, and each party, on behalf of itself and its respective successors and assigns, irrevocably consents to the jurisdiction of each such court in respect of any such action or proceeding. Each party, on behalf of itself and its respective successors and assigns, irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, return receipt requested, to such person or entity at the address for such person or entity set forth in Section 11(e) hereof of this Agreement or such other address as such person or entity shall notify the other in writing. The foregoing shall not limit the right of any person or entity to serve process in any other manner permitted by law or to bring any action or proceeding, or to obtain execution of any judgment, in any other jurisdiction.

Each party, on behalf of itself and its respective successors and assigns, hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising under or relating to this Agreement or the transactions contemplated hereby in any court located in the State of New York or located in any other jurisdiction chosen by the Company in accordance with Section 11(j) hereof. Each party, on behalf of itself and its respective successors and assigns, hereby irrevocably waives any claim that a court located in the State of New York is not a convenient forum for any such action or proceeding.

Each party, on behalf of itself and its respective successors and assigns, hereby irrevocably waives, to the fullest extent permitted by applicable United States federal and state law, all immunity from jurisdiction, service of process, attachment (both before and after judgment) and execution to which he might otherwise be entitled in any action or proceeding relating in any way to this Agreement or the transactions contemplated hereby in the courts of the State of New York, of the United States or of any other country or jurisdiction, and hereby waives any right he might otherwise have to raise or claim or cause to be pleaded any such immunity at or in respect of any such action or proceeding.

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(k)           WAIVER OF JURY TRIAL. EACH PARTY, ON BEHALF OF ITSELF AND ITS RESPECTIVE SUCCESSORS AND ASSIGNS, HEREBY IRREVOCABLY WAIVES ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION BASED UPON, OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(l)           Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired.

(m)           Rules of Construction. Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement. Terms defined in the singular have a comparable meaning when used in the plural, and vice versa.

(n)           Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto with respect to the subject matter contained herein. There are no restrictions, promises, representations, warranties or undertakings with respect to the subject matter contained herein, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

(o)           Further Assurances. Each of the parties shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

(p)           Other Agreements. Nothing contained in this Agreement shall be deemed to be a waiver of, or release from, any obligations any party hereto may have under, or any restrictions on the transfer of Registrable Securities or other securities of the Company imposed by, any other agreement.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Registration Rights Agreement on the date first written above.

COMPANY:

TURNING POINT BRANDS, INC.

By:
Name:
Title:

HOLDERS:

STANDARD GENERAL MASTER FUND L.P.

By:
Name:
Title:

STANDARD GENERAL OC MASTER FUND L.P.

By:
Name:
Title:

STANDARD GENERAL FOCUS FUND L.P.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

STANDARD GENERAL LTD.

By:
Name:
Title:

HELMS MANAGEMENT CORP.

By:
Name: Thomas F. Helms, Jr.
Title: President

DESIGNATED STOCKHOLDERS

By:
Name: Thomas F. Helms, Jr.
Address:
Email:

By:
Name: Lawrence Wexler
Address:
Email:

By:
Name: James Dobbins
Address:
Email:

By:
Name: Gregory H.A. Baxter
Address:
Email:

Annex A

[Name and Address of Transferee]

Turning Point Brands, Inc.
5201 Interchange Way
Louisville, Kentucky 40229

[Name and Address of Transferor]

, 20

Ladies and Gentlemen:

Reference is made to the Registration Rights Agreement, dated as of , 2015 (the “Registration Rights Agreement”), by and among Turning Point Brands, Inc., a Delaware corporation, and the certain stockholders named therein. All capitalized terms used herein but not otherwise defined shall have the meanings given to them in the Registration Rights Agreement.

In connection with the transfer by [Name of Transferor] of Registrable Securities with associated registration rights under the Registration Rights Agreement to [Name of Transferee] as transferee (the “Transferee”), the Transferee hereby agrees to be bound as a Designated Stockholder by the provisions of the Registration Rights Agreement as provided under Section 2(d)(i) thereto.

This agreement shall be governed by New York law.

Yours sincerely,

[Name of Transferee]

By:
Name:
Title: